EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-113572, 33-95792, 33-99858, 333-18235, 33-42748 and 333-49359), Form S-8/S-3 (File Nos. 333-113561, 333-05087 and 333-34687) and Form S-8 (File No. 333-05141, 333-62887 and 333-55986) of CenterPoint Properties Trust of our report dated March 8, 2004, except for Note 10 and Note 14, as to which the date is May 20, 2004, relating to the financial statements which appear in this Form 8-K.

Chicago, Illinois	/s/ PRICEWATERHOUSECOOPERS LLP
May 20, 2004